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                                                                      Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
-----------------------------------------------

                                     Fiscal Three Months Ended          Fiscal Six Months Ended
                                   -------------------------------   --------------------------------
                                   Sept. 26, 1997   Sept. 27, 1996   Sept. 26, 1997    Sept. 27, 1996
                                   --------------   --------------   --------------    --------------

PRIMARY
-------

Average shares outstanding            18,197,000       17,856,000       18,138,000       17,906,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                             286,000          314,000          292,000          314,000
                                     -----------      -----------      -----------      -----------

                TOTAL                 18,483,000       18,170,000       18,430,000       18,220,000
                                     ===========      ===========      ===========      ===========

Net income                           $ 6,907,000      $ 5,273,000      $12,528,000      $11,731,000
                                     ===========      ===========      ===========      ===========

Net income per share                 $       .37      $       .29      $       .68      $       .65
                                     ===========      ===========      ===========      ===========


FULLY DILUTED
-------------

Average shares outstanding            18,197,000       17,856,000       18,192,000       17,906,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of
average or period - end market
price                                    300,000          370,000          300,000          370,000
                                     -----------      -----------      -----------      -----------

               TOTAL                  18,497,000       18,226,000       18,492,000       18,276,000
                                     ===========      ===========      ===========      ===========


Net income                           $ 6,907,000      $ 5,273,000      $12,528,000      $11,731,000
                                     ===========      ===========      ===========      ===========


Net income per share                 $       .37      $       .29      $       .68      $       .65
                                     ===========      ===========      ===========      ===========





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